UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

February 19, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 19, 2008, Basin Water, Inc. (the “Company”) announced the appointment of Michael M. Stark as Chief Executive Officer of the Company and the resignation of Peter L. Jensen as Chief Executive Officer and Chairman of the Board, effective February 19, 2008 as part of its management transition plan. Mr. Jensen will remain a member of the Company’s Board of Directors.

In connection with his resignation, Mr. Jensen entered into an Employment Transition and Consulting Agreement, dated February 19, 2008 (the “Separation Date”), with the Company (the “Transition Agreement”). The Transition Agreement provides Mr. Jensen with the following benefits: (1) Mr. Jensen will receive a cash lump sum payment of $422,797, (2) the Company will pay for Mr. Jensen’s healthcare insurance for 18 months following the Separation Date (or until he accepts employment with another employer providing comparable benefits), (3) Mr. Jensen will be retained as a consultant to the Company for two years after the Separation Date for which he will receive $200,000 per year (payable each year in 12 equal monthly installments), (4) Mr. Jensen will be entitled to receive compensation for his services as a director in accordance with the Company’s Amended and Restated Director Compensation Policy for non-employee directors, (5) Mr. Jensen will be entitled to retain all Company personal property, including computer equipment, printers, cameras and a used Company truck, that is in his possession as of the Separation Date, (6) Mr. Jensen will not be entitled to any further benefits under his employment agreement in effect prior to the Separation Date except as provided in the Transition Agreement and (7) the Transition Agreement will contain other customary terms and conditions, including mutual releases and indemnification obligations (including with respect to Mr. Jensen’s wife).

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Transition Agreement, which is filed as Exhibit 10.28 to this report, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Mr. Jensen’s employment agreement with the Company was terminated as of February 19, 2008 upon the effectiveness of the Transition Agreement. The material terms of Mr. Jensen’s employment agreement are described in the Company’s Proxy Statement filed on April 17, 2007. The information provided in Item 1.01 above is also incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of the Company’s management transition plan, the Company appointed Michael M. Stark as Chief Executive Officer of the Company as of February 19, 2008, in addition to his role as President. Mr. Stark has led the Company as its President and Chief Operating Officer since the end of October 2006. Prior to joining the Company, from 2005 to 2006, Mr. Stark was an independent consultant to companies in the water industry, and before that Mr. Stark served from 1997 to 2005 as President of Veolia Water North America, previously known as USFilter, a water services company. From 1992 to 1997, Mr. Stark served as President and Chief Executive Officer of Mobley Environmental Services, a company specializing in non-hazardous hydrocarbon recycling. Prior to that time, Mr. Stark has held executive positions at a variety of companies, and has been in the water, environmental and specialty chemical industry since 1965. Mr. Stark holds a B.S. in Biology from Marietta College.

The terms of Mr. Stark’s employment agreement with the Company are set forth in the Company’s Form 8-K filed on October 31, 2006 and are incorporated herein by reference. Mr. Stark was not selected as Chief Executive Officer and President pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Stark and any of the Company’s other directors or executive officers. There have been no related party transactions between the Company and

Mr. Stark reportable under Item 404(a) of Regulation S-K other than as follows: (1) Mr. Stark’s son, Robert Stark is employed by Basin Water as its Vice President of Industrial Marketing for which Mr. Robert Stark receives a salary of $140,000 and (2) the Company is indemnifying Mr. Robert Stark with respect to claims against him in the current litigation by Veolia Water North America Operating Services, LLC.

The information provided in Item 1.01 above is also incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document

10.28	Employment Transition and Consulting Agreement, dated February 19, 2008, between Peter L. Jensen and Basin Water, Inc.

99.1	Press Release dated February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: February 22, 2008	BY:	/s/ Thomas C. Tekulve
Thomas C. Tekulve
Chief Financial Officer, Treasurer and Assistant Secretary

4